                                                    Exhibit (12)
                                                    Commonwealth Edison Company
                                                    Form 10-Q File No. 1-1839



       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

               Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
              Preferred and Preference Stock Dividend Requirements
              ----------------------------------------------------

                             (Thousands of Dollars)

                                                                                     Twelve Months Ended
                                                                            --------------------------------------
Line                                                                        December 31,             September 30,
 No.                                                                            1993                    1994
- - - ----                                                                        --------------------------------------
 1   Net income                                                             $    112,440             $         328
                                                                            ------------             -------------
 2   Net provisions for income taxes and investment tax credits deferred
 3     charged to-
 4       Operations                                                         $     65,827             $      30,405
 5       Cumulative effect of change in accounting for income taxes               (9,738)                    -
 6       Other income                                                            (31,076)                  (33,287)
                                                                            ------------             -------------
 7                                                                          $     25,013             $      (2,882)
                                                                            ------------             -------------

 8   Fixed charges-
 9       Interest on debt                                                   $    651,639             $     624,149
10       Estimated interest component of nuclear fuel and
11         other lease payments, rentals and other interest                       49,021                    58,759
12       Amortization of debt discount, premium and expense                       20,966                    22,919
                                                                            ------------             -------------
13                                                                          $    721,626             $     705,827
                                                                            ------------             -------------

14   Preferred and preference stock dividend requirements-
15       Provisions for preferred and preference stock dividends            $     66,052             $      63,801
16       Taxes on income required to meet provisions for
17         preferred and preference stock dividends                               43,596                    42,045
                                                                            ------------             -------------
18                                                                          $    109,648             $     105,846
                                                                            ------------             -------------
19   Fixed charges and preferred and preference stock
20     dividend requirements                                                $    831,274             $     811,673
                                                                            ------------             -------------

21   Earned for fixed charges and preferred and preference stock
22     dividend requirements                                                $    859,079             $     703,273
                                                                            ------------             -------------

23   Ratios of earnings to fixed charges (line 22 divided by line 13)               1.19                      1.00
                                                                                    ====                      ====

24   Ratios of earnings to fixed charges and preferred and preference
25     stock dividend requirements (line 22 divided by line 20)                     1.03                      0.87
                                                                                    ====                      ====